EXHIBITS 3 i & ii

CNB FINANCIAL CORPORATION

Form 10-K For The Year Ended December 31, 2004

Articles of Association and By-Laws

ARTICLES OF ASSOCIATION

(Six Pages)

AND

BY-LAWS

(Four Pages)

CNB FINANCIAL CORP.

Clearfield, Pennsylvania

AS AMENDED

LOG OF AMENDMENTS:

ARTICLES OF INCORPORATION:

Article 5., Number of Shares - Amended March 18, 1986

Article 5., Number of Shares - Amended April 21, 1998

Article 5., Number of Shares - Amended April 20, 1999

Article 9A. Number, Term and Qualification of Directors - Amended April 20, 1999

Article 9B. By-Law Qualification - Amended April 20, 1999

BY-LAWS:

Article VIII, All Sections - Amended February 22, 1988

Article I, Section 1 - Amended March 28, 1995

Article I, Section 3 - Amended April 20, 1999

Article V, Section 1 - Amended April 20, 1999

Article V, Section 8 - Amended April 20, 1999

ARTICLES OF ASSOCIATION

OF

CNB FINANCIAL CORPORATION

COMMONWEALTH OF PENNSYLVANIA	Filed this 12th day of September, 19 83
DEPARTMENT OF STATE
CORPORATION BUREAU	Commonwealth of Pennsylvania

Department of State

Articles of CNB FINANCIAL CORPORATION

/s/ William R. Davis
Domestic Business Corporation	Secretary of the Commonwealth

In compliance with the provisions of the Act of May 5, 1933, as amended, specifically, Title 15 Purdon’s Pennsylvania Statutes Annotated, Section 1204, the undersigned, desiring to be incorporated as a business corporation, hereby certifies that:

1.	The name of the corporation is:

CNB FINANCIAL CORPORATION

2.	The address of its office in Pennsylvania is One South Second Street, P.O. Box 42, Clearfield, Pa., 16830. (The physical location of the Corporation’s registered office has not changed. However, Clearfield County’s 911 system redesignated the address. Earlier, the Corporation’s address was known as the “Corner of Market & Second Streets, Clearfield”.)

3.	PURPOSE:

The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under this act and the corporation is incorporated under the provisions of the Act of May 5, 1933, as amended, specifically, Title 15 Purdon’s Pennsylvania Statutes Annotated, Section 1204.

4.	TERM:

Perpetual

5. NUMBER OF SHARES:	(Amended March 18, 1986)
(Amended April 21, 1998)
(Amended April 20, 1999)

The total number of authorized shares shall be 10,000,000 with a par value of $1.00.

The shares of stock of this Corporation shall not have preemptive rights or the right to cumulative voting on any issues.

6.	Except as set forth in paragraph five hereof, there are no special rights, designations, preferences, qualifications, limitations or restrictions imposed upon the stock of the corporation except as provided in these Articles of Incorporation.

7.	The Board of Directors shall have no authority to change any designations, preferences, limitations, qualifications or restrictions or special or relative rights of the stock described in paragraph five hereof.

8.	The name and post office address of the incorporators and the number and class of shares subscribed by him/her is:

NAME	ADDRESS	NUMBER and CLASS OF SHARES
JOHN LEITZINGER	205 SW Third Avenue	One
	Clearfield, PA 16830	Common

JOHN W. POWELL	27 Coventry Lane	One
	State College, PA 16801	Common

FRANCIS E. REED	R.D. 2 Box 269	One
	Clearfield, PA 16830	Common

WILLIAM U. SMITH	120 W. Walnut Street	One
	Clearfield, PA 16830	Common

L. E. SOULT, JR.	108 Elizabeth St.	One
	Clearfield, PA 16830	Common

JAMES K. NEVLING	1019 Linden Street	One
	Clearfield, Pa 16830	Common

WILLIAM R. OWENS	R 1307 Riverview Road	One
	Clearfield, PA 16830	Common

ROBERT G. SPENCER	Grampian, PA 16838	One
Common

NAME	ADDRESS	NUMBER and CLASS OF SHARES
RONALD B. STRATTAN	909 South Second Street	One
	Clearfield, PA 16830	Common

W. K. ULERIICH	724 South Second Street	One
	Clearfield, PA 16830	Common

ROBERT E. BROWN	46 West Pauline Drive	One
	Clearfield, PA 16830	Common

ROBERT S. KEPNER	804 Hannah Street	One
	Clearfield, PA 16830	Common

JAMES P. MOORE	508 South Fourth Street	One
	Clearfield, Pa 16830	Common

ROBERT C. PENOYER	1220 South Second Street	One
	Clearfield, PA 16830	Common

EDWARD B. REIGHARD	8 Turnpike Avenue	One
	Clearfield, PA 16830	Common

E. DORSE ALBERT	111 East Pine Street	One
	Clearfield, PA 16830	Common

9.	OTHER PROVISIONS AS PERMITTED UNDER THE ACT:

A.	NUMBER, TERM AND QUALIFICATION OF DIRECTORS:

(Amended April 20, 1999)

The Board of Directors shall consist of not less than nine (9) nor more than twenty four (24) members. The exact number of Directors shall be fixed from time to time by resolution of the majority of the Board of Directors. All directors shall have equal vote. They shall be elected by classes as follows: Class 1, Class 2, Class 3, with the numbers in each class to be no less than three (3) directors nor more than eight (8) directors. The exact number of each class shall be fixed from time to time by resolution of the majority of the Board of Directors.

The Initial Directors of Class I shall serve until the third (3rd) annual meeting of the shareholders. At the third (3rd) annual meeting of the shareholders, the directors of Class I shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class 2 shall serve until the second (2nd) annual meeting of shareholders. At the second (2nd) annual meeting of the shareholders, the directors of Class 2 shall be elected for a term of three (3) years for three (3) year terms. The initial directors of Class 3 shall serve until the first (1st) annual meeting of the shareholders. At the first (1st) annual meeting of the shareholders, the directors of Class 3 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms.

Each director shall serve until his or her successor has been elected and qualified, even though his or her term of office as provided herein has otherwise expired, except in the event of his or her earlier resignation, removal or disqualification.

B.	BY-LAW QUALIFICATIONS: (Amended April 20,1999)

The Board of Directors of the Corporation may, subject to the provisions contained in Article V of the By-Laws, change the number of directors in any class between the minimum and maximum number per class as described in 9.A. and at the time affect the total number of directors in all classes between the minimum of nine (9) and the maximum of twenty (24) directors. Any additional nominee shall then stand for election consistent with the principles of 9.A. above at the next annual meeting.

C.	INITIAL BOARD OF DIRECTORS:

1.	Elected for a term of three years:

JOHN LEITZINGER

JOHN W. POWELL

FRANCIS E. REED

WILLIAM U. SMITH

L. E. SOULT, JR.

2.	Elected for a term of two years:

JAMES K. NEVLING

WILLIAM R. OWENS

ROBERT G. SPENCER

RONALD B. STRATTAN

W. K. ULERICH

3.	Elected for a term of one year:

ROBERT E. BROWN

ROBERT S. KEPNER

JAMES P. MOORE

ROBERT C. PENOYER

EDWARD B. REIGHARD

D.	CONDITIONS PRECEDENT TO MERGER, CONSOLIDATION OR DISSOLUTION OF THE CORPORATION:

1.	In order to effect the merger or consolidation of the corporation into another corporation which is not a wholly owned subsidiary of this corporation the affirmative action of 75% of the outstanding shares entitled to vote shall be required.

2.	The shareholders have reserved the right to amend the By-Laws to themselves by affirmative vote of the majority of the shares voting.